Exhibit 24

POWER OF ATTORNEY


	KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Jeffrey H. Smulyan, Patrick M. Walsh and J. Scott
Enright, and each of them, his true and lawful attorney-in-fact with full power of substitution for him in his name, place and stead, in any and all capacities to sign any and all Forms 3, 4 or 5 and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and
Exchange Commission, grants unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that such attorneys-in-fact and agents or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.



Signature
Title
Date



_/s/__________________________
David Gale



Director



July 1, 2011